Exhibit 10(j)-1

01-24-05

TCF Financial Corporation

2005 ESPP SERP

(As amended and restated through January 24, 2005)

I.              Purpose of Plan; Effective Date of Plan; Effect of Previous SERP Plan.

The purpose of this Plan is to provide Eligible Employees with supplemental retirement benefits as set forth herein to remedy certain limitations or reductions in benefits under the IRC, as set forth herein, to such Employees under the TCF Employees Stock Purchase Plan (“ESPP Plan”).  This Plan is effective for benefits based on Covered Compensation earned in calendar year 2005 and thereafter.  A previous plan, the Supplemental Employee Retirement Plan – ESPP Plan (the “Previous SERP Plan”) was in effect for benefits based on Covered Compensation earned in calendar year 2004 and before and it is not terminated or superseded by this Plan, but remains in effect for benefits accrued under it before the adoption of this Plan.   In no event shall any benefits be due under both this Plan and the Previous SERP Plan with respect to the same Covered Compensation and there shall be no duplication of benefits between this Plan and the Previous SERP Plan.

This Plan is intended to be a “parallel excess plan” as defined in Rule 303A.08 of the listing standards of the New York Stock Exchange (“NYSE”).  It is designed to work in parallel with the ESPP Plan, which is intended to be qualified under IRC section 401(a), by providing benefits that exceed the limits set forth in IRC section 402(g) (the section that limits the amount of an employee’s annual pre-tax contributions to a 401-(k) plan such as the ESPP Plan), IRC section 401(a)(17) (the section that limits the amount of an employee’s compensation that can be taken into account for ESPP Plan purposes), and/or IRC section 415 (the section that limits the total annual contributions under qualified plans such as the ESPP Plan) and/or any successor or similar limitations that may hereafter be enacted. The Eligible Employees under the Plan are intended to include substantially all employees of the Employer who are participants in the ESPP Plan whose annual compensation is in excess of the limit of IRC section 401(a))17) (or any successor or similar limits that may hereafter be enacted).  The terms of the Plan are intended to be substantially the same as the ESPP Plan except for the elimination of the IRC limits set forth above and the limit in the following sentence.  No participant in the Plan will receive employer equity contributions (Employer Matching Contributions) under the Plan in excess of 25% of the participant’s cash compensation.

This Plan is also intended to be a plan, program, or arrangement under 4 U.S.C. section 114 (the “State Taxation of Pension Income Act of 1995”) maintained solely for the purpose of providing retirement benefits for employees in excess of the limitations imposed by one or more of IRC sections referenced in such Act on contributions or benefits in the IRC on qualified plans such as the ESPP Plan.

II.            Definitions

(a)  Committee.  The Compensation Committee of the Board of Directors of TCF Financial Corporation (“TCF Financial”), or a special sub-committee thereof, which shall consist only of individuals who qualify as independent directors under Rule 303A of the listing standards of the NYSE as applicable to compensation committee members, as non-employee directors under Rule 16b-3 of the Securities and Exchange Commission and as outside directors for purposes of IRC section 162(m) (“million dollar cap”).

(b)  Eligible Employee.  Employees of TCF Financial, or any of its direct or indirect subsidiaries, are eligible for this Plan if they are eligible to participate in either the TCF Financial Executive Deferred Compensation Plan or the TCF Financial Senior Officer Deferred Compensation Plan. Notwithstanding the foregoing, no employee shall be eligible for benefits under this Plan with respect to a particular calendar year if the employee is not also an Active Participant in the ESPP Plan for that year or if the employee has been determined to be a “non-highly compensated employee” under the IRC for that year. With respect to the 2005 calendar year only, any employee who was determined to be a non-highly compensated employee (as so defined) shall be entitled to elect after the beginning of the calendar year not to participate in this Plan for the year 2005. Individuals who become employees of an Employer as a result of a merger or acquisition shall not be Eligible Employees under this Plan unless and until TCF Financial has adopted a resolution identifying them as Eligible Employees.

(c)  ESPP Plan.  The “ESPP Plan” is the TCF Employees’ Stock Purchase Plan as amended from time to time.

(d)  TCF Pension Plan.  The “TCF Pension Plan” is the TCF Cash Balance Pension Plan as amended from time to time.

(e)  IRC.  The “IRC” is the Internal Revenue Code of 1986, as amended.

(f)  SERP Employee Contributions.  “SERP Employee Contributions” is any portion of an Eligible Employee’s Covered Compensation which such Employee has elected to have treated as SERP Employee Contributions under Article III of this Plan.

(g)  Covered Compensation.  “Covered Compensation” is any “Basic Compensation” as defined in the ESPP Plan in excess of the limit on Basic Compensation under IRC § 401(a)(17) paid to an Eligible Employee by the Employer in any calendar year, plus any amounts which would have been Basic Compensation (disregarding any limit on Basic Compensation under IRC § 401(a)(17)) in such calendar year except that such Employee elected before the beginning of the calendar year in which such Compensation was earned to defer such amounts under this Plan or any other tax-qualified or non-tax qualified plan of deferred compensation maintained by an Employer.

(h)  TCF Financial.  “TCF Financial” or “Company” is TCF Financial Corporation, a Delaware Corporation.

(i)  Employer.  “Employer” is TCF Financial, or any of its direct or indirect subsidiary companies which is the employer of an Eligible Employee under this Plan.

(j)  Retirement.  “Retirement” is a termination of employment with an Employer on or after the Employee has attained age 55 and has completed ten years of vesting service as defined in the ESPP Plan.

III.           Supplemental Benefits Related to the ESPP Plan.

(a)                       SERP Employee Contributions. For each Eligible Employee who elects to participate in this Plan for a calendar year, the Employer shall deduct 6% of such Employee’s Covered Compensation for the calendar year from such Compensation as the Employee’s SERP Employee Contributions to this Plan for that year.  For each calendar year an Eligible Employee elects to participate in this Plan and as a condition to receiving benefits from this Plan for that year, the Employee shall make pre-tax contributions to the ESPP Plan equal to 6% of his or her covered compensation under the ESPP Plan during that calendar year.  Notwithstanding the foregoing, if the Company exercises its right under the ESPP Plan to reduce the rate of ESPP contributions for employees defined as highly compensated under the IRC in order to cause such Plan to meet nondiscrimination requirements under IRC sections 401(k) or 401 (m), then the Employee’s SERP Employee contributions to this Plan for the year shall be correspondingly adjusted.

Any election by an Eligible Employee of SERP Employee Contributions pursuant to this section (a) shall be in writing, shall be made prior to the beginning of the calendar year in which the services are performed leading to such Covered Compensation, (or, if later, within thirty (30) days after the employee first becomes an Eligible Employee, provided such election only applies to compensation earned after the election is received by the Company), shall be applicable to all compensation earned for such calendar year, and shall be irrevocable when received by the Employer.

(b)                      Additional SERP Contributions.  An Eligible Employee who elects under paragraph (a) to participate in this Plan for a calendar year shall also receive the following benefits (if any) under this Plan for such year:

(i)  the amount by which such Employee’s elective deposits to the ESPP Plan exceed the limitation in Section 402(g) of the IRC; any such amounts shall be additional SERP Employee Contributions under this Plan; and

(ii) the amount by which such Employee’s and Employer’s contributions are limited under the ESPP to the dollar limitation under IRC § 415, which shall be deemed SERP Employee Contributions and SERP Employer Contributions, respectively.

(c)                       Employer Matching Contributions.  At the same time as an amount of SERP Employee Contributions is deferred under paragraph (a) or (b), the Employer shall be deemed to contribute to this Plan the amount of Employer Matching Contribution due under the ESPP Plan with respect to such SERP Employee Contributions if they had been contributed as pre-tax elective deferrals under the ESPP Plan.

(d)                      Establishing Accounts and Valuation of Accounts.  On the date that a Contribution under paragraph (a), (b) or (c) would be paid to the ESPP Plan if it were a contribution to that Plan (the “contribution date”), the amount of such Contribution shall be credited to an account on the books of the Employer and shall be deemed as of such date to be invested in whole or fractional shares of common stock of TCF Financial.  Thereafter, such account shall be increased to reflect the number of shares of TCF Financial stock deemed to be purchased as of each future contribution date (including any fractional shares), and shall be further adjusted to reflect any stock splits or other similar events involving a change in the number or form of outstanding shares of TCF Financial stock.  If any dividends are paid with respect to TCF Financial stock, then in lieu of any adjustments to the Eligible Employees’ accounts under the Plan, an amount shall be paid in cash (or in stock, if the dividend is in stock, provided that stock splits in the nature of a stock dividend shall not be distributed) directly to the Employee whose account would otherwise be deemed to be due the deemed dividend and the Employee’s account shall not be credited with the deemed dividend.   Adjustments shall be determined in each case by the Committee and the Committee’s determination shall be final.

(e)                       Distributions from Accounts.  An Eligible Employee shall receive a lump sum distribution in the form of TCF Financial stock equal to the then-current deemed number of shares in such Employee’s account in this Plan (less applicable withholding) six months after the Employee’s termination of employment (including termination of employment as a result of death while actively employed) with the Employer.  For purposes of the foregoing sentence, a termination of employment shall not be deemed to occur upon a transfer of employment between two or more Employers.

All distributions to an Eligible Employee, beneficiary or survivor under this Article III shall be in the form of shares of TCF Financial stock except for cash for a fractional share and amounts deducted and transmitted to the Employer for income tax withholding.

IV.  Reserved.

V. Committee.

The Committee shall have full power to construe, interpret and administer this Plan, including to make any determination required under this Plan and to make such rules and regulations as it deems advisable for the operation of this Plan.  The Committee shall have sole and absolute discretion in the performance of their powers and duties under this Plan. A majority of the Committee shall constitute a quorum. Actions of the Committee shall be by a majority of persons constituting a quorum and eligible to vote on an issue.  Meetings may be held in person or by telephone.  Action by the Committee may be taken in writing without a meeting provided such action is executed by all members of the Committee.  To the extent it is feasible to do so, determinations, rules and regulations of the Committee under this Plan shall be consistent with similar determinations, rules and regulations of the ESPP Plan. All determinations of the Committee shall be final, conclusive and binding unless found by a court of competent jurisdiction to have been arbitrary and capricious. The Committee shall have authority to designate officers of TCF Financial and to delegate authority to such officers to receive documents which are required to be filed with the Committee, to execute and provide directions to the Trustee and other administrators, and to do such other actions as the Committee may specify on its behalf, and any such actions undertaken by such officers shall be deemed to have the same authority and effect as if done by the Committee itself.

 VI           Benefits Unfunded.

The rights of beneficiaries, survivors and participants to benefits from this Plan are solely as unsecured creditors of the Employer.  Benefits payable under this Plan shall be payable from the general assets of the Employer and there shall be no trust fund or other assets secured for the payment of such benefits.  In its discretion, the Employer may purchase or set aside assets, including annuity policies or through use of a grantor trust, to provide for the payment of benefits hereunder but such assets shall in all cases remain assets of the Employer and subject to the claims of the Employer’s creditors. This Plan constitutes a mere promise by the Employers to make benefit payments in the future, and it is intended to be unfunded for tax purposes and for purposes of Title I of ERISA.

VII.         Beneficiaries and Survivors.

An Eligible Employee’s beneficiary or survivor under Article III of this Plan shall be the same as the person(s) designated as such pursuant to or under the provisions of the ESPP Plan, unless the employee has designated in writing and filed with the Committee a different beneficiary for this Plan.

VIII.        Plan Administrator, Amendments, Claims Procedure

The Plan Administrator of this Plan is the Committee, which shall have full power to amend this Plan from time to time, or to terminate this Plan, except that no such amendment or termination shall deprive an Eligible Employee or beneficiary or survivor thereof of any benefits accrued under this Plan prior to such amendment or termination without the written consent of such Eligible Employee, or if deceased, the beneficiary or survivor thereof.

If an Eligible Employee, or beneficiary or survivor thereof, wishes to make a claim for benefits or disagrees with a determination of the Committee, such person may file a claim and make such appeals as are permitted under the ESPP Plan.   The claims shall then be processed as provided

for claims under the ESPP Plan, except that all determinations which would be made by the “Company” under such Plans shall be made by the Committee instead.

IX.           Miscellaneous.

(a)  Notices under this Plan to the Employer, TCF Financial or the Committee shall be sent by Certified Mail, Return Receipt Requested to: Compensation Committee, TCF Financial Corporation, c/o General Counsel for Corporate Affairs, TCF Financial Corporation, 200 Lake Street East, Wayzata, MN   55391.  Notices under this Plan to Eligible Employees or their beneficiaries or survivors shall be sent by Certified Mail to the last known address for such person(s) on the books and records of the Employer, by Certified Mail.

(b)  Nothing in this Plan shall change an Eligible Employee’s status to anything other than an employee “at will” or otherwise enlarge or modify such Employee’s employment rights or benefits other than as provided herein.

(c)  Nothing in this Plan shall abridge an Eligible Employee’s rights, or such Employee’s beneficiary’s or survivor’s rights, of participation in the ESPP Plan except to the extent the Eligible Employee agrees to such restrictions.

(d)  Expenses of administering the Plan shall be borne by the Employers in proportion to their share of Eligible Employees in this Plan, provided that an Employees’ Accounts may reflect deemed transaction costs of acquiring or selling TCF Financial stock.

(e)  An Eligible Employee’s benefits under this Plan may not be assigned, transferred, pledged or otherwise hypothecated by said Employee or the beneficiary or survivor thereof.

APPENDIX A RE: IRS NOTICE 2000-56

Notwithstanding anything to the contrary in the Plan or any trust agreement for any related grantor trust established by the Employer (the “Trust”), TCF Financial stock or other assets contributed to the Trust by TCF Financial or any other Employer for the benefit of employees or service providers of TCF Financial or such Employer are subject to the claims of creditors (in the event of insolvency) of both TCF Financial and such Employer.  In addition, such stock and assets are subject to the claims of creditors (in the event of insolvency) of any Employer from which benefits are due to a participant or beneficiary under the terms of the Plan. Nothing in this Appendix, however, shall relieve any Employer of its obligation to pay any benefits due from the Employer to a participant or beneficiary under the terms of the Plan.

Notwithstanding anything to the contrary in the Plan or Trust, any TCF Financial stock or other assets not transferred to an Employer’s employees or their beneficiaries will revert to TCF Financial upon termination of the Trust.

APPENDIX B

DISTRIBUTION PROCEDURES

Timing of Distribution (Lump Sum).

•                  Lump Sum – payable as soon as practicable after the first January 1 or July 1 that is at least six months after the employee’s termination of employment.

Form of Distribution — Stock or Cash

All distributions are in the form of TCF Financial Stock plus cash for any fractional share, less tax withholding.

Tax Withholding

The minimum required withholding (currently generally 25% federal plus applicable state percentage) will be deducted from each distribution.

Distributions will be sent by U.S. Mail to your home address on file with the TCF Legal Department unless you have provided other delivery instructions in writing.  If you have a stock brokerage account, distributions can be sent to it on a same day basis.

These procedures are subject to interpretation and application by the Committee, whose interpretation is final.